Exhibit 10.8

TERMINATION AGREEMENT

This Termination Agreement (this “Termination Agreement”) is entered into by and among Ionetix Radioisotopes, Inc. (f/k/a Ionetix Corporation), a Delaware corporation (“Company”), Company’s wholly-owned subsidiary, Ionetix Alpha Corporation, a Delaware corporation (“Alpha”), Company’s sole stockholder, Ionetix Corporation (f/k/a JDEV Acquisition Corp.), a Delaware corporation (“PubCo”), Eli Lilly and Company, an Indiana corporation (“Lilly”), and POINT Biopharma Inc., a Delaware corporation (“Point”), effective as of immediately before the Effective Time of the Merger Agreement defined below.

BACKGROUND

A.	“Merger Agreement” means that certain Agreement and Plan of Merger and Reorganization among the Company, PubCo, and PubCo’s pre-merger wholly owned subsidiary, JDEV Merger Subsidiary Corp., a Delaware corporation, pursuant to which Merger Sub merged with and into Company, with Company continuing as the surviving corporation (the “Merger”).

B.	The parties acknowledge and agree that the Merger has occurred pursuant to the Merger Agreement and that this Agreement does not amend or modify the Merger Agreement.

C.	Pursuant to the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), holders of Company securities became entitled to receive shares of PubCo Common Stock in accordance with the conversion and exchange mechanics set forth therein.

D.	Prior to the Merger, Lilly was party to (i) an Agreement to Convert, dated October 31, 2025, by and among Company, Alpha, Point and Lilly (the “Conversion Agreement”), Section 3 of which provided Lilly certain make-whole rights in consideration for its (“Make-Whole Rights”), and (ii) certain side letter agreements with Company and/or its affiliates, including the Side Letter dated October 31, 2025 (the “Side Letter”) (together, the “Terminated Agreements”).

E.	The parties desire to terminate the terminate the Terminated Agreements and the rights and obligations thereunder, in consideration for and in accordance with the terms and conditions of this Termination Agreement.

F.	“Lock-Up Period” means any lock-up or stand-off period to which Lilly has agreed with respect to any shares of PubCo Common Stock beneficially owned by Lilly (including any such lock-up or stand-off period set forth in any lock-up agreement entered into by Lilly in connection with the Merger Agreement or related transactions, as amended from time to time, the “Lock-Up Agreement”).

G.	“Transfer Agent” means PubCo’s transfer agent (or any successor transfer agent) with respect to PubCo Common Stock.

H.	“Securities” means the shares of PubCo Common Stock held by Lilly that are subject to the applicable Lock-Up Period.

I.	Capitalized terms not otherwise defined in this Termination Agreement have the meanings ascribed to them in the Merger Agreement or the Lock-Up Agreement, as applicable.

Therefore, the undersigned parties agree as follows:

1. Issuance of Shares.

a. Issuance. Effective concurrently with the issuance of PubCo Common Stock to Lilly in connection with the Merger, PubCo shall issue to Lilly an additional 277,696 shares of common stock of PubCo (the “Additional Shares”) in consideration of this Agreement.

b. Separate Issuance. The Additional Shares shall be separate and distinct from, and shall not constitute or be construed to be, Merger Shares or PubCo Common Stock (as such terms are defined in the Merger Agreement), nor shall the Additional Shares be deemed or construed to converted, exchanged, or issued pursuant to the Merger Agreement, and are not issued under the Merger Agreement or the Private Placement Offering, but are issued solely in consideration of this Agreement. The Additional Shares shall not be included in or taken into account in calculating, and shall not otherwise affect, the Conversion Ratio or capitalization of Company as of the Effective Time for purposes of the Merger Agreement.

2. Lock-Up Expiration. Upon and after the time of the expiration of any Lock-Up Period, at Lilly’s request, PubCo shall use commercially reasonable efforts to cause to be prepared and delivered to the Transfer Agent, no more than five (5) business days after receiving such request, (a) a written legal opinion of PubCo’s counsel and (b) written instructions to the Transfer Agent, in each case, addressing the termination of the applicable Lock-Up Period and directing the removal of any restrictive legends or stop-transfer notations that were imposed solely by reason of the applicable Lock-Up Period and that continue to restrict transfer of the Securities after the Lock-Up Period expires, in each case to the extent such legend removal is permitted under applicable securities laws and transfer agent requirements. This Section 2 is conditioned on Lilly (i) not being an “affiliate” of PubCo (as such term is used for purposes of Rule 144 under the Securities Act of 1933, as amended) at the relevant time, (ii) having satisfied any applicable holding period requirements under Rule 144 (or any successor rule) that are necessary for the contemplated legend removal, and (iii) providing such customary representations, certifications, and other information as PubCo, the Transfer Agent, or PubCo’s counsel may reasonably request in order to confirm satisfaction of the foregoing conditions and to support any required opinion or instruction.

Nothing in this Section 2 requires PubCo, the Transfer Agent, or PubCo’s counsel to take any action that would violate applicable law, regulation, or binding written policy of the Transfer Agent. If PubCo’s counsel is unable, after commercially reasonable efforts and based on applicable law and customary opinion practice, to deliver the opinion contemplated by Section 2 at the relevant time, PubCo shall nonetheless cooperate in good faith with Lilly to facilitate lawful transferability of the Securities after the Lock-Up Period, including by working with Lilly and the Transfer Agent to identify and pursue any reasonable alternative path for legend removal or transfer processing that is consistent with applicable law and transfer agent requirements.

3. Registration Rights. Notwithstanding that the Additional Shares are issued separately from the Merger Shares, Lilly is hereby granted the same rights and obligations under the Registration Rights Agreement made and entered into effective as of April 9, 2016, among PubCo, Lilly, and certain other parties (the “RRA”), in respect of the Additional Shares that Lilly has in respect of its “Merger Shares” as defined in the RRA, effective upon the later of the issuance of the Additional Shares and Lilly’s execution and delivery of the RRA.

4. Termination of Terminated Agreements. Effective as of the Termination Date, the parties agree that each of the Terminated Agreements is hereby terminated and of no further force or effect. All rights, interests, liabilities, duties, and obligations of the parties under the Terminated Agreements are extinguished and no provision of such agreements shall survive this Termination Agreement. The foregoing supersedes any provision in the Conversion Agreement, the Side Letter, or the Related Agreements (defined in the Side Letter) to the contrary. The parties agree that there are no other agreements between them or any of their affiliates in respect of any Terminated Agreement except as expressly provided in this Termination Agreement.

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5. Termination of All Rights Under the Purchase Agreement. Effective as of the Termination Date, the parties further agree that any rights, interests, liabilities, duties, and obligations of the parties under that certain Convertible Note Purchase Agreement among Company and Lilly, (“Purchase Agreement”) dated as of July 22, 2024, to the extent such rights continue, are hereby terminated. The foregoing supersedes any provision in the Purchase Agreement or related documents to the contrary.

6. Entire Agreement. This Termination Agreement constitutes the entire agreement between the parties with respect to its subject matter and, except as expressly provided herein, supersedes all other agreements, arrangements, and understandings between them or any of their affiliates arising out of or relating to this Termination Agreement, the Conversion Agreement, Side Letter, any Related Agreement, the Purchase Agreement, or any other subject matter of this Agreement. Nothing in this Termination Agreement, express or implied, is intended to confer upon any person other than the parties hereto any rights, remedies, obligations, or liabilities.

7. Survival. This Termination Agreement is intended to apply to the Additional Shares following the closing of the transactions contemplated by the Merger Agreement and shall remain in effect until the date on which neither Lilly nor any of its affiliates beneficially owns any Securities.

8. Necessary Parties. The undersigned include the necessary parties able to amend, modify, waive, and terminate the Conversion Agreement and the Side Letter (including without limitation Section 18 thereof).

9. Counterparts. This Termination Agreement may be executed in counterparts by facsimile or electronic signature, each of which shall be deemed an original, and each counterpart together shall constitute one document.

[Signature pages follow]

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COMPANY’S

COUNTERPART SIGNATURE PAGE TO

THE TERMINATION AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed and entered into this Termination Agreement on the date below, effective as of immediately before the Effective Time.

PUBCO:

IONETIX CORPORATION (F/K/A JDEV ACQUISITION CORP.)

By:	/s/ Kevin Cameron
Name:	Kevin Cameron
Title:	Chief Executive Officer
Date:	April 15, 2026

COMPANY:

IONETIX RADIOISOTOPES, INC. (F/K/A IONETIX CORPORATION)

By:	/s/ Kevin Cameron
Name:	Kevin Cameron
Title:	Chief Executive Officer
Date:	April 15, 2026

ALPHA:

IONETIX ALPHA CORPORATION

By:	/s/ Kevin Cameron
Name:	Kevin Cameron
Title:	Chief Executive Officer
Date:	April 15, 2026

[COMPANY SIGNATURE PAGE]

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LILLY & POINT

COUNTERPART SIGNATURE PAGE TO

THE TERMINATION AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed and entered into this Termination Agreement on the date below, effective as of immediately before the Effective Time.

LILLY:

ELI LILLY AND COMPANY

By:	/s/ Jeffrey Zartman
Name:	Jeffrey Zartman
Date:	April 15, 2026

POINT:

POINT BIOPHARMA INC.

By:	/s/ Jeffrey Zartman
Name:	Jeffrey Zartman
Date:	April 15, 2026

[LILLY & POINT SIGNATURE PAGE]

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